Exhibit 99.1
MYR Group Inc. Announces First-Quarter 2022 Results
Henderson, Colo., April 27, 2022 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its first-quarter 2022 financial results.
Highlights for First Quarter 2022
•Quarterly revenues of $636.6 million
•Quarterly net income of $20.7 million and earnings per diluted share of $1.21
•Quarterly EBITDA of $39.6 million
•Record backlog of $2.41 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our strong first quarter performance positions us well for what we expect to be a successful year in 2022. Our backlog at the end of the first quarter was a record $2.41 billion, reflecting our solid customer relationships and ability to be competitive in the markets we serve.” Mr. Swartz continued, “We are proud of our performance this quarter and excited to build upon our success to grow the business this year. Industry investment continues in both our Transmission and Distribution (“T&D”) and Commercial and Industrial (“C&I”) markets creating opportunities for us to expand business with existing customers and gain new customer relationships. We believe the skilled capabilities of our team coupled with effective management practices and sound business strategies will contribute to our performance this year.”
First Quarter Results
MYR reported first-quarter 2022 revenues of $636.6 million, an increase of $44.1 million, or 7.4 percent, compared to the first quarter of 2021. Specifically, our T&D segment reported revenues of $364.9 million for the first quarter of 2022, an increase of $50.0 million, or 15.9 percent, from the first quarter of 2021, primarily due to an increase in revenue on distribution projects, incremental revenues from Powerline Plus Ltd. and affiliate (collectively, the "Powerline Plus Companies"), which we acquired on January 4, 2022, and an increase in revenue from transmission projects. Our C&I segment reported revenues of $271.8 million for the first quarter of 2022, a decrease of $5.8 million, or 2.1 percent, from the first quarter of 2021, primarily due to a decrease in revenue in certain geographical areas.
Consolidated gross profit increased to $80.5 million in the first quarter of 2022, an increase of $3.5 million or 4.6 percent, from the first quarter of 2021. The increase in gross profit was due to higher revenues partially offset by lower margins. Gross margin was 12.6 percent for the first quarter of 2022 compared to 13.0 percent for the first quarter of 2021. The decrease in gross margin was primarily due to overall cost increases mainly associated with supply chain disruptions and impacts from the COVID-19 pandemic some of which also caused labor and material inefficiencies on certain projects, as well as inclement weather experienced on certain projects. These margin decreases were partially offset by favorable job close outs and net favorable change order adjustments on certain projects. Changes in estimates of gross profit on certain projects resulted in a gross margin increases of 0.5 percent and 0.1 percent for the first quarter of 2022 and 2021, respectively.
Selling, general and administrative expenses increased to $53.6 million in the first quarter of 2022, compared to $49.6 million for the first quarter of 2021. The period-over-period increase was primarily due to the acquisition of the Powerline Plus Companies.
Amortization of intangible assets increased to $2.8 million in the first quarter of 2022, compared to $0.6 million for the first quarter of 2021. The period-over-period increase was primarily due to amortization related to certain intangibles acquired with the Powerline Plus Companies.
Income tax expense was $3.8 million for the first quarter of 2022, with an effective tax rate of 15.4 percent, compared to income tax expense of $7.1 million for the first quarter of 2021, with an effective tax rate of 26.2 percent. The period-over-period decrease in tax rate was primarily due to a favorable impact from stock compensation excess tax benefits and the reduction of the impact of the global intangible low tax income (“GILTI”).

For the first quarter of 2022, net income was $20.7 million, or $1.21 per diluted share, compared to $19.9 million, or $1.17 per diluted share, for the same period of 2021. First-quarter 2022 EBITDA, a non-GAAP financial measure, was $39.6 million, compared to $39.3 million in the first quarter of 2021.
Balance Sheet
As of March 31, 2022, MYR had $317.5 million of borrowing availability under its $375 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its first-quarter 2022 results on Thursday, April 28, 2022 at 8:00 a.m. Mountain time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 9940838, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, May 5, 2022, at 11:00 a.m. Mountain time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 9940838. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, May 5, 2022 at 11:00 a.m. Mountain time.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Their comprehensive T&D services on electric transmission, distribution networks, substation facilities and clean energy projects include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, convention centers, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems and roadway lighting. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.

Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021

(in thousands, except share and per share data)	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,732	$82,092
Accounts receivable, net of allowances of $2,385 and $2,441, respectively	386,193	375,353
Contract assets, net of allowances of $403 and $385, respectively	243,654	225,075
Current portion of receivable for insurance claims in excess of deductibles	11,388	11,078
Refundable income taxes	5,557	9,228
Prepaid expenses and other current assets	50,071	45,564
Total current assets	715,595	748,390
Property and equipment, net of accumulated depreciation of $331,174 and $322,128, respectively	206,969	196,092
Operating lease right-of-use assets	32,438	20,971
Goodwill	110,594	66,065
Intangible assets, net of accumulated amortization of $19,571 and $16,779, respectively	102,916	49,054
Receivable for insurance claims in excess of deductibles	30,602	32,443
Investment in joint ventures	2,792	3,978
Other assets	3,673	4,099
Total assets	$1,205,579	$1,121,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,039	$1,039
Current portion of operating lease obligations	9,270	7,765
Current portion of finance lease obligations	1,374	—
Accounts payable	223,703	200,744
Contract liabilities	165,127	167,931
Current portion of accrued self-insurance	25,916	24,242
Accrued income taxes	2,866	2,021
Other current liabilities	68,969	94,857
Total current liabilities	498,264	498,599
Deferred income tax liabilities	24,627	24,620
Long-term debt	48,657	3,464
Accrued self-insurance	48,794	50,816
Operating lease obligations, net of current maturities	23,180	13,230
Finance lease obligations, net of current maturities	3,001	—
Other liabilities	22,778	11,261
Total liabilities	669,301	601,990
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,995,250 and 16,870,636 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	170	168
Additional paid-in capital	159,256	163,754
Accumulated other comprehensive income	1,824	173
Retained earnings	375,028	355,007
Total stockholders’ equity	536,278	519,102
Total liabilities and stockholders’ equity	$1,205,579	$1,121,092

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2022 and 2021

	Three months ended March 31,
(in thousands, except per share data)	2022	2021

Contract revenues	$636,624	$592,486
Contract costs	556,139	515,533
Gross profit	80,485	76,953
Selling, general and administrative expenses	53,564	49,647
Amortization of intangible assets	2,767	578
Gain on sale of property and equipment	(748)	(683)
Income from operations	24,902	27,411
Other income (expense):
Interest income	8	13
Interest expense	(451)	(475)
Other income (expense), net	(15)	41
Income before provision for income taxes	24,444	26,990
Income tax expense	3,756	7,062
Net income	$20,688	$19,928
Income per common share:
—Basic	$1.22	$1.19
—Diluted	$1.21	$1.17
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,916	16,760
—Diluted	17,133	17,045

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2022 and 2021

	Three months ended March 31,
(in thousands)	2022	2021

Cash flows from operating activities:
Net income	$20,688	$19,928
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	11,904	11,293
Amortization of intangible assets	2,767	578
Stock-based compensation expense	1,624	1,487
Deferred income taxes	(1)	(47)
Gain on sale of property and equipment	(748)	(683)
Other non-cash items	886	529
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	2,902	12,592
Contract assets, net	(5,745)	(6,991)
Receivable for insurance claims in excess of deductibles	1,531	802
Other assets	281	15,314
Accounts payable	15,613	29,198
Contract liabilities	(4,470)	(18,087)
Accrued self-insurance	(352)	(285)
Other liabilities	(25,413)	(6,238)
Net cash flows provided by operating activities	21,467	59,390
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,027	651
Cash paid for acquired business, net of cash acquired	(110,576)	—
Purchases of property and equipment	(14,037)	(7,031)
Net cash flows used in investing activities	(123,586)	(6,380)
Cash flows from financing activities:
Net borrowings under revolving lines of credit	45,193	—
Payment of principal obligations under finance leases	(437)	(273)
Proceeds from exercise of stock options	4	110
Payments related to tax withholding for stock-based compensation	(6,791)	(2,618)
Other financing activities	—	12
Net cash flows provided by (used in) financing activities	37,969	(2,769)
Effect of exchange rate changes on cash	790	160
Net increase (decrease) in cash and cash equivalents	(63,360)	50,401
Cash and cash equivalents:
Beginning of period	82,092	22,668
End of period	$18,732	$73,069

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended March 31, 2022 and 2021 and
As of March 31, 2022, December 31, 2021, March 31, 2021 and March 31, 2020

	Three months ended March 31,		Last twelve months ended March 31,
(dollars in thousands, except share and per share data)	2022	2021	2022		2021

Summary Statement of Operations Data:
Contract revenues	$636,624	$592,486	$2,542,427		$2,321,408
Gross profit	$80,485	$76,953	$328,513		$291,174
Income from operations	$24,902	$27,411	$116,051		$97,548
Income before provision for income taxes	$24,444	$26,990	$113,760		$94,373
Income tax expense	$3,756	$7,062	$27,994		$25,618
Net income	$20,688	$19,928	$85,766		$68,755
Tax rate	15.4%	26.2%	24.6%		27.1%

Per Share Data:
Income per common share:
–Basic	$1.22	$1.19	$5.08	(1)	$4.12	(1)
–Diluted	$1.21	$1.17	$5.00	(1)	$4.06	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,916	16,760	16,877	(2)	16,717	(2)
–Diluted	17,133	17,045	17,159	(2)	16,928	(2)

(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2020

Summary Balance Sheet Data:
Total assets	$1,205,579	$1,121,092	$1,019,246	$993,246
Total stockholders’ equity	$536,278	$519,102	$448,464	$374,986
Goodwill and intangible assets	$213,510	$115,119	$116,860	$119,713
Total funded debt (3)	$49,696	$4,503	$29,420	$161,384

(in thousands)	Last twelve months ended March 31,
	2022	2021
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income	$85,766	$68,755
Interest expense, net	1,710	3,505
Amortization of intangible assets	4,500	2,936
Tax impact of interest and amortization of intangible assets	(1,528)	(1,746)
EBIA, net of taxes (5)	$90,448	$73,450
See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended March 31, 2022 and 2021

	Three months ended March 31,		Last twelve months ended March 31,
(in thousands, except share, per share data, ratios and percentages)	2022	2021	2022	2021

Financial Performance Measures (4):
EBITDA (6)	$39,558	$39,323	$164,475	$144,333
EBITDA per Diluted Share (7)	$2.31	$2.31	$9.59	$8.52
Free Cash Flow (8)	$7,430	$52,359	$39,938	$157,066
Book Value per Period End Share (9)	$31.16	$26.22
Tangible Book Value (10)	$322,768	$331,604
Tangible Book Value per Period End Share (11)	$18.76	$19.39
Funded Debt to Equity Ratio (12)	0.09	0.07
Asset Turnover (13)			2.49	2.34
Return on Assets (14)			8.4%	6.9%
Return on Equity (15)			19.1%	18.3%
Return on Invested Capital (18)			18.6%	16.2%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	20,688	19,928	85,766	68,755
Interest expense, net	443	462	1,710	3,505
Income tax expense	3,756	7,062	27,994	25,618
Depreciation and amortization	14,671	11,871	49,005	46,455
EBITDA (6)	$39,558	$39,323	$164,475	$144,333

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	1.21	1.17	5.00	4.06
Interest expense, net, per share	0.03	0.03	0.10	0.21
Income tax expense per share	0.22	0.41	1.63	1.51
Depreciation and amortization per share	0.85	0.70	2.86	2.74
EBITDA per Diluted Share (7)	$2.31	$2.31	$9.59	$8.52

Calculation of Free Cash Flow:
Net cash flow from operating activities	$21,467	$59,390	$99,305	$199,314
Less: cash used in purchasing property and equipment	(14,037)	(7,031)	(59,367)	(42,248)
Free Cash Flow (8)	$7,430	$52,359	$39,938	$157,066

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of March 31, 2022, 2021 and 2020

(in thousands)	March 31, 2022	March 31, 2021

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity)	$536,278	$448,464
Goodwill and intangible assets	(213,510)	(116,860)
Tangible Book Value (10)	$322,768	$331,604

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$31.16	$26.22
Goodwill and intangible assets per period end share	(12.40)	(6.83)
Tangible Book Value per Period End Share (11)	$18.76	$19.39

Calculation of Period End Shares:
Shares outstanding	16,995	16,817
Plus: common equivalents	217	285
Period End Shares (16)	17,212	17,102

(in thousands)	March 31, 2022	March 31, 2021	March 31, 2020

Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity)	$536,278	$448,464	$374,986
Plus: total funded debt	49,696	29,420	161,384
Less: cash and cash equivalents	(18,732)	(73,069)	(33,997)
Invested Capital	$567,242	$404,815	$502,373
Average Invested Capital (17)	$486,029	$453,594
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(6)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total stockholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total stockholders’ equity at the beginning of the period.
(16)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity and calculating the average of the beginning and ending of each period.
(18)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.